UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2008

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

As previously reported in Raser Technologies, Inc.'s (the "Company") Current Report on Form 8-K dated February 4, 2005, the Company entered into a three-year employment contract (the "2005 Agreement") with Mr. Brent M. Cook, the Company's Chief Executive Officer, effective January 31, 2005. Following the end of the three year term, which expired on January 31, 2008, the 2005 Agreement provided that the terms of the employment arrangement would continue on a month to month basis until a new contract could be agreed upon.
As previously reported in the Company's Current Report on Form 8-K dated April 9, 2008, the Compensation Committee of the Company's Board of Directors awarded Mr. Cook options to purchase 100,000 shares of the Company's common stock and increased his annual compensation to $250,000 retroactively to February 1, 2008. The Compensation Committee continued to review and discuss certain additional terms of Mr. Cook's employment arrangement. On May 13, 2008, the Company entered into a new employment agreement with Mr. Cook, dated as of April 4, 2008 with a retroactive effective date as of February 1, 2008 (the "2008 Agreement").   The term of the 2008 Agreement is three years ending January 31, 2011. Under the terms of the 2008 Agreement, Mr. Cook is to receive annual compensation totaling $250,000 ("Base Wage"). Mr. Cook is also eligible to receive an incentive bonus pursuant to the Company's bonus plan of up to 70% of the Base Wage. Mr. Cook may also participate in any Deferred Compensation plans, if any, as in effect from time to time. Additionally, Mr. Cook is entitled to receive not less than six weeks of paid vacation during each calendar year. The vacation may be carried over from year to year for the unused portion. If Mr. Cook does not continue employment with the Company at the end of the three-year term, whether or not he is offered continued employment with the Company, he will receive a severance payment equal to $250,000.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2008, the Compensation Committee of the Company's Board of Directors awarded Richard D. Clayton, the Company's Executive Vice-President, General Counsel and Corporate Secretary, options to purchase 75,000 shares of the Company's common stock at an exercise price of $9.60 per share, which was the last quoted sales price of the Company's common stock on May 13, 2008. The options will vest with respect to 3,750 shares per quarter over the next five years. The fair value of the equity-based compensation to be recognized over the requisite service period of five years totals $584,790.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.        Description
10.1        Employment Agreement dated April 4, 2008 by and between Raser Technologies, Inc. and Brent M. Cook.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: May 19, 2008	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1